EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                   Contact:  Mary Auvin, 3M
                                                                  (651) 736-2597
                                                                        or
                                                                Robert L. Knabel
                                                           Robinson Nugent, Inc.
                                                                  (812) 945-0211

               3M, Robinson Nugent Announce Acquisition Timetable

     ST. PAUL, Minn., and NEW ALBANY, Ind. - January 12, 2001 - 3M and Robinson Nugent, Inc., announced today that the Form S-4 registration statement filed with the Securities and Exchange Commission in relation to 3M's pending acquisition of Robinson Nugent, Inc. has been declared effective by the SEC.

     A special meeting of Robinson Nugent shareholders is scheduled to be held at the Holiday Inn Lakeview, 505 Marriott Drive, Clarksville, Ind., Thursday, Feb. 15, 2001, at 10 a.m. local time. The record date for shareholders entitled to vote at the special meeting is Jan. 11, 2001. The acquisition is expected to close shortly after the special meeting of shareholders, assuming shareholder approval. 3M and Robinson Nugent intend to begin mailing the proxy statement/prospectus to Robinson Nugent shareholders on Jan. 17, 2001.

     The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding 3M's and Robinson Nugent's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to the companies as of the date hereof, and the companies assume no obligation to update any such forward-looking statement.

FROM:
3M Media Relations                                         Robinson Nugent, Inc.
3M Center, Building 225-01-S-15                                800 E. Eighth St.
St. Paul, MN  55144-1000                                    New Albany, IN 47151
(651) 733-8805                                                    (812) 945-0211